UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2024

The Cigna Group

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 14, 2024, The Cigna Group (“Cigna” or the “Company”) entered into accelerated share repurchase agreements (collectively, the “ASR Agreements”) with Deutsche Bank AG and Bank of America, N.A. (collectively, the “Dealers”). Under the ASR Agreements, the Company will purchase an aggregate of $3.2 billion of the Company’s common stock as part of its existing share repurchase program.

Under the terms of the ASR Agreements, on February 15, 2024, Cigna will receive an aggregate initial delivery of approximately 7.6 million shares in exchange for a prepayment of $3.2 billion. The specific number of shares that the Company will ultimately repurchase under the ASR Agreements will be determined based on the volume-weighted average price of Cigna’s common stock during the terms of the transactions, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements.

At final settlement, under certain circumstances the Dealers may be required to deliver additional shares of Cigna common stock to the Company, or in other circumstances, Cigna may be required to deliver, at its discretion, either shares of its common stock or cash to the Dealers. Final settlement of the ASR Agreements is expected to occur during the second quarter of 2024.

The ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at final settlement, the required timing of delivery of the shares, the specific circumstances under which final settlement of the transactions may be accelerated or extended or the ASR Agreements may be terminated early by Cigna or the Dealers, and various acknowledgments, representations and warranties made by the Company and the Dealers to one another. The terms of the ASR Agreements are subject to adjustment under certain circumstances.

Each of the Dealers perform normal banking, investment banking and/or advisory services for Cigna from time to time for which they receive customary fees and expenses.

On February 15, 2024, the Company issued a press release announcing its entry into the ASR Agreements with the Dealers. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated February 15, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

the Cigna group
Date: February 15, 2024	By:	/s/ Brian C. Evanko
Brian C. Evanko
Executive Vice President and Chief Financial Officer and President and Chief Executive Officer, Cigna Healthcare